Exhibit 3.9

OCT-19-05 08:47 FROM-AKERMAN SENTERFITT 16E. +407 843 7860 T-354 P.002/004 F-082

H05000247198 3

ARTICLES OF ORGANIZATION OF

SYMETRICS TECHNOLOGY GROUP, LLC

a Florida Limited Liability Company

The undersigned, for the purpose of organizing a limited liability company pursuant to the laws of the State of Florida, does hereby adopt the following Articles of Organization, and does hereby agree and certify as follows:

ARTICLE I - Name

The name of the Limited Liability Company is: Symetrics Technology Group, LLC.

ARTICLE II - Address

The mailing address and, if different, the street address of the principal office of the Limited Liability Company is:

1615 W. NASA Boulevard
Melbourne, FL 32901

ARTICLE III - Existence and Duration

The Limited Liability Company shall commence its existence on the date that these Articles of Organization are filed and its duration shall be perpetual.

ARTICLE IV - Management

The Limited Liability Company is to be managed by one or more managers and is therefore a manager-managed company.

ARTICLE V - Registered Agent

The name and street address of the initial registered agent of the Limited Liability Company is:

Registered Agent:	D. Mitchell Garner
Registered Office:	1615 W. NASA Boulevard Melbourne, FL 32901

FILED
05 OCT 19 AM 8:39
SEC... STATE ...ORIDA

{OR939734;1}

-1-

H05000247198 3

• OCT-U-oS 08:47 FROM--AKERMAN SEft'JCRF ITT 16E. +407 843 T860 T-3S4 P.003/004 F-OBZ H05000247198 3 IN "WWTNESS WHEREOF, the unde~Signed Member does hereby make and flle these AI ticles of Organlzation declaring and certifying that the facts stated horein are u-ue, and hereby suJscribes thereto and hereunto sets its hand and seal this l8Lh day of October, 2005. ' Symetrics Holdings, Inc., a Florida corporation, Member By:Qw~~Q~--·-·--:=:- Name: D. Mitchell Garner Title: President (In accordance with section 608.408(3), Florida Statures, the execn.&tion Qfthis docum~t constitutes an affirmation under the penalties of perjury that the facts stated herein are true.) 0 -j-;! (.1") <.n -:-h·-m c -;.·~:.F.. C'J ~ ' -n. ·.. : 1.0 p. ..·- .!:ho .~--=-1 ::r 8 (')~::J:;p; '? 6"'-i ,)>M'l w 1.0 ~OR!I397.3A:II -l- HOS000247198 3

-----------· • ·OCT_,u-o~ 08 :4T FROM-AKERMAN SErtTERF ITT 16E. +407 843 7860 HOS000247198 3 RJ:GISTERED AGENT ACCEPTANCE Hf ving been named as registered agent and to accept service of process for the above stated lmdtcd liability company at the place desigpated in this cerrificate, I hereby accept the BJY:X>intment as registered agent and agree to act in this capacity. I further agree to comply with . tlu: provisions of all statutes relating to the proper IIDd complete perfol'UlWlce of my duties, and I liD- familiat" with and accept the obligatiOJl$ of my position as registered agent as provided for in Ct·.apter 608, F.S. Dued: October 18, 2005 D. Mitchell Gamer 0 c..n 0 ("") -1 • I -. !OR9J973.4;1 t H0500024719B 3

--,...-----·· ·- ·-·· -- ·-------·----· . ' ARTICLES OF AMENDMENT TO ARTICLES OF ORGANIZATION OF Symetrics Technology Group, LLC The Articles of Organization for this Limited Liability Company were filed on _1_01_1_91_2_00_5______ and assigned Florida document number -----------LOSOOOl03138 This amendment is submitted to amend the following: A. If amending name, enter the new name of the limited liability company here: The n~w name must be distinguishable and contain the words "Limited Liability Company,'' the designation "LLC" or the abbreviation "L.L.C." Enter new principal offices address, if applicable: ,, ""' ,- c:::, ;- ~- .. ~,··~ (Principal office address MUST BE A STREET ADDRESS) ... . ~:: .~. r1 . C1J cwru:r1 .,.""::.- -" iri :I. ,.....- .r.- r ,.... ~ . .. ;-·· ~ J J Enter new mailing address, if applicable: •--= ~ "~ " . / c ., I"> ~: ·; .. (Mai/i11g address MAY BE A POST OFFICE BOX) , -Jr.,! I :Po- co B. If amending the registered agent and/or registered office address on our records, enter the name of the new registered agent and/or the new registered office address here: Name of New Registered Agent: Kevin Manuel New Registered Office Address: 1615 West Nasa Blvd. Enter Florida street address _M_e_Ib_o_u_rn_e_____________________ ,Fiorida_3_2_90_l __________ __ City Zip Code New Registered Agent's Signature, if changing Registered Agent; I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions ofall statutes relative to the proper and complete pe1jormance of my duties, and I am familiar with and accept the obligations of my position as registered agent as providedfor ill Chapter 605, F.S Or, if this document is being filed to merely reflect a change in the registered o.ffice address. I hereby confirm that the limited !i(Jbility company has been notified in writing ofthis change. Registered Agent, Signature of New Registered Agent Page 1 of3

If amending Authorized Person(s) authorized to manage, enter the title, name, and address of each person being added or removed from our records:

MGR = **Manager**
AMBR = **Authorized Member**

Title	Name	Address	Type of Action
MGRM	Henry G. Abele	1615 West Nasa Blvd. Melbourne, FL 32901	☐ Add ☒ Remove ☐ Change
AMBR	Extant Components Group Intermed	1615 Nasa Boulevard Melbourne, FL 32901	☒ Add ☐ Remove ☐ Change
AR	Kevin R. Manuel	1615 Nasa Boulevard Melbourne, FL 32901	☒ Add ☐ Remove ☐ Change
AR	James F. Gerwien	1615 Nasa Boulevard Melbourne, FL 32901	☒ Add ☐ Remove ☐ Change
			☐ Add ☐ Remove ☐ Change
			☐ Add ☐ Remove ☐ Change

SECRETARY OF STATE
TALLAHASSEE FLORIDA

Page 2 of 3

D. If amending any other. information,. . enter chat~ge(s) here: (AIIach additional sheets, ifnecessary.) ' . Article IV of the Articles of Organization Is hereby deleted and amended in Its entirety as follows: The limit~d lia?il~ty company shall be managed by one or more members and Is, therefore, a member-managed limited liability company. E. Effective date, if other tban the date of filing: (optional) (I fan effective date is listed, the date musl be specific and cannot be prior to date of filing or more than 90 days aOcr filing.) Pursuant to 605.0207 (3)(b) Note; If the date inserted in this block does not meet the applicable statutory tiling requirements, this date will not be listed as the document's effective date on the Department of State's records. If the record specifies a delayed effective date, but not an effective time, at 12:01 a.m. on the earlier of: (b) The 90th day after the record is filed. February 2 20i6 Date d -I "'-=' )',. ~r. '= !:: f"t• ,.. c·• ... w:-;, ... -·· .. -r, r ... I •1 • : ' c:o ···' ""'' ' U) ~:· I ,.... .. U>~-: Kevin Manuel, AR :i'~ - .. ..... d [") •:. ....., rr-~-·- Typed or printed name of signee :!; :- r--.-: . (:") ~ . N ::: ~· '"'-"•,,.,.. .... -. N p.· co Page 3 of 3 Filing Fee: $25.00